UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

As previously disclosed by FreightCar America, Inc. (the “Company”), on August 20, 2015, the Company announced that, together with co-defendants Johnstown America Corporation and Johnstown America Corporation USWA Health & Welfare Plan, it had reached an agreement in principle with the United Steel, Paper & Forestry, Rubber, Manufacturing, Energy, Allied Industrial & Services Workers International Union, AFL-CIO, CLC (collectively with certain retiree plaintiffs, the “Plaintiffs”) in connection with the settlement of the litigation relating to certain welfare benefits that was pending before the United States District Court for the Western District of Pennsylvania (the “Court”). The settlement agreement was submitted to the Court for approval and, on January 19, 2016, following a hearing on the fairness of the terms of the settlement agreement, the Court issued a memorandum opinion and order granting final approval of the settlement. The Plaintiffs have until 30 days after the entry of the Court’s order to appeal the Court’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: January 22, 2016	By:	/s/ Georgia L. Vlamis
	Name:	Georgia L. Vlamis
	Title:	General Counsel and Corporate Secretary